Exhibit 99.1
Contact:    Suann Guthrie
VP, Investor Relations, Sustainability & Communications
(469) 214-8202; Suann.Guthrie@darlingii.com
FOR IMMEDIATE RELEASE
Aug. 9, 2022

Darling Ingredients Inc. Delivers Another Record Quarter

Second Quarter 2022
•Net income of $202 million, or $1.23 per GAAP diluted share
•Net Sales of $1.65 billion
•Combined adjusted EBITDA of $402.6 million
•Repurchased $48.7 million of stock

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported another record quarter, with net income of $202 million, or $1.23 per diluted share for the second quarter 2022, compared to net income of $196.6 million, or $1.17 per diluted share, for the second quarter 2021. The company also reported net sales of $1.65 billion for the second quarter of 2022, as compared with net sales of $1.2 billion for the same period a year ago.

“Darling Ingredients delivered another record quarter, setting an all-time quarterly high of $402.6 million in combined adjusted EBITDA,” said Randall C. Stuewe, Chairman and Chief Executive Officer of Darling Ingredients Inc. “This quarter’s outstanding performance illustrates our diversified platform of specialty ingredients and decarbonization solutions and our ability to adapt to dynamic market conditions.”

For the six months ended July 2, 2022, Darling Ingredients reported net sales of $3 billion, compared to net sales of $2.2 billion for the same period in 2021. Net income attributed to Darling Ingredients for the first six months of 2022 was $390 million, or $2.37 per diluted share, as compared to net income of $348.3 million, or $2.08 per diluted share, for the first six months of 2021.

Combined adjusted EBITDA was $402.6 million for the second quarter 2022, compared to $353.7 million for the same period in 2021. On a year-to-date basis, combined adjusted EBITDA totaled $733.2 million for 2022, as compared to $638.5 million for the same period in 2021.

Under Darling Ingredients’ share repurchase program, the company repurchased approximately 700,000 shares of common stock during the second quarter for a total of $48.7 million, bringing the total stock repurchased year to date 2022 as of July 2, 2022, to approximately 971,000 shares of common stock for a total of $65.9 million.

As of July 2, 2022, Darling had $146.8 million in cash and cash equivalents, and $1.4 billion available under its committed revolving credit agreement. Total debt outstanding as of July 2, 2022 was $2.9 billion. The leverage ratio as measured by the company’s bank covenant was 2.59 as of July 2, 2022. Second quarter capital expenditures totaled approximately $79.9 million.

On May 2, 2022, Darling Ingredients completed the acquisition of Valley Proteins, one of the largest independent rendering companies in the United States. On Aug. 1, 2022, the company completed its acquisition of FASA Group, the largest independent rendering company in Brazil. The company used cash on hand and borrowings under the company’s amended credit agreement to fund the acquisitions.

Darling Ingredients reaffirms its previously announced forecast for full year 2022 of $1.55-$1.6 billion combined adjusted EBITDA.

News Release Aug. 9, 2022 Page 2

Segment Financial Tables (in thousands)
(unaudited)

Three Months Ended July 2, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,170,347	$369,181	$110,660	$—	$1,650,188
Cost of sales and operating expenses	864,306	280,964	86,237	—	1,231,507
Gross margin	306,041	88,217	24,423	—	418,681

Gain on sale of assets	(964)	(73)	(18)	—	(1,055)
Selling, general and administrative expenses	64,863	22,855	4,277	15,781	107,776
Restructuring and asset impairment charges	8,557	—	—	—	8,557
Acquisition and integration costs	—	—	—	5,358	5,358
Depreciation and amortization	68,938	14,449	6,936	2,790	93,113
Equity in net income of Diamond Green Diesel	—	—	73,680	—	73,680
Segment operating income/(loss)	$164,647	$50,986	$86,908	$(23,929)	$278,612
Equity in net income of other unconsolidated subsidiaries	2,272	—	—	—	2,272
Segment income/(loss)	$166,919	$50,986	$86,908	$(23,929)	$280,884

Segment EBITDA	$242,142	$65,435	$20,164	$(15,781)	$311,960
DGD adjusted EBITDA (Darling's Share)	—	—	90,611	—	90,611
Combined adjusted EBITDA	$242,142	$65,435	$110,775	$(15,781)	$402,571

Three Months Ended July 3, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$771,932	$317,031	$109,706	$—	$1,198,669
Cost of sales and operating expenses	556,424	238,539	83,110	—	878,073
Gross margin	215,508	78,492	26,596	—	320,596

Gain on sale of assets	(122)	(48)	(58)	—	(228)
Selling, general and administrative expenses	54,977	25,542	4,474	14,139	99,132
Depreciation and amortization	53,971	15,850	6,698	2,703	79,222
Equity in net income of Diamond Green Diesel	—	—	125,788	—	125,788
Segment operating income/(loss)	$106,682	$37,148	$141,270	$(16,842)	$268,258
Equity in net income of other unconsolidated subsidiaries	1,940	—	—	—	1,940
Segment income/(loss)	$108,622	$37,148	$141,270	$(16,842)	$270,198

Segment EBITDA	$160,653	$52,998	$22,180	$(14,139)	$221,692
DGD adjusted EBITDA (Darling's Share)	—	—	132,001	—	132,001
Combined adjusted EBITDA	$160,653	$52,998	$154,181	$(14,139)	$353,693

News Release Aug. 9, 2022 Page 3

Segment Financial Tables (in thousands) continued
(unaudited)

Six Months Ended July 2, 2022	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$2,049,785	$723,995	$242,742	$—	$3,016,522
Cost of sales and operating expenses	1,509,829	551,276	190,979	—	2,252,084
Gross margin	539,956	172,719	51,763	—	764,438

Gain on sale of assets	(1,305)	(82)	(57)	—	(1,444)
Selling, general and administrative expenses	121,072	49,699	8,197	30,840	209,808
Restructuring and asset impairment charges	8,557	—	—	—	8,557
Acquisition and integration costs	—	—	—	9,131	9,131
Depreciation and amortization	123,288	29,899	13,610	5,562	172,359
Equity in net income of Diamond Green Diesel	—	—	145,484	—	145,484
Segment operating income/(loss)	$288,344	$93,203	$175,497	$(45,533)	$511,511
Equity in net income of other unconsolidated subsidiaries	3,632	—	—	—	3,632
Segment income/(loss)	$291,976	$93,203	$175,497	$(45,533)	$515,143

Segment EBITDA	$420,189	$123,102	$43,623	$(30,840)	$556,074
DGD adjusted EBITDA (Darling's Share)	—	—	177,171	—	177,171
Combined adjusted EBITDA	$420,189	$123,102	$220,794	$(30,840)	$733,245

Six Months Ended July 3, 2021	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total

Net sales	$1,423,376	$615,096	$206,913	$—	$2,245,385
Cost of sales and operating expenses	1,031,005	464,952	154,900	—	1,650,857
Gross margin	392,371	150,144	52,013	—	594,528

Loss (gain) on sale of assets	(261)	7	(38)	—	(292)
Selling, general and administrative expenses	107,597	50,733	9,341	28,859	196,530
Restructuring and asset impairment charges	—	—	778	—	778
Depreciation and amortization	108,580	30,733	12,853	5,590	157,756
Equity in net income of Diamond Green Diesel	—	—	228,013	—	228,013
Segment operating income/(loss)	$176,455	$68,671	$257,092	$(34,449)	$467,769
Equity in net income of other unconsolidated subsidiaries	2,552	—	—	—	2,552
Segment income/(loss)	$179,007	$68,671	$257,092	$(34,449)	$470,321

Segment EBITDA	$285,035	$99,404	$42,710	$(28,859)	$398,290
DGD adjusted EBITDA (Darling's Share)	—	—	240,201	—	240,201
Combined adjusted EBITDA	$285,035	$99,404	$282,911	$(28,859)	$638,491

News Release Aug. 9, 2022 Page 4

Darling Ingredients Inc. and Subsidiaries
Consolidated Balance Sheets
July 2, 2022 and January 1, 2022
(thousands)

	July 2, 2022	January 1, 2022
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$146,730	$68,906
Restricted cash	110	166
Accounts receivable, net	574,727	469,092
Inventories	578,402	457,465
Prepaid expenses	77,065	53,711
Income taxes refundable	27,330	1,075
Other current assets	57,462	38,599
Total current assets	1,461,826	1,089,014

Property, plant and equipment, net	2,237,199	1,840,080
Intangible assets, net	760,079	397,801
Goodwill	1,555,814	1,219,116
Investment in unconsolidated subsidiaries	1,736,242	1,349,247
Operating lease right-of-use assets	177,328	155,464
Other assets	81,886	66,795
Deferred income taxes	16,312	16,211
	$8,026,686	$6,133,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$32,695	$24,407
Accounts payable, principally trade	414,584	307,118
Income taxes payable	28,452	32,310
Current operating lease liabilities	45,498	38,168
Accrued expenses	398,598	350,681
Total current liabilities	919,827	752,684
Long-term debt, net of current portion	2,881,134	1,438,974
Long-term operating lease liabilities	133,663	120,314
Other non-current liabilities	128,399	111,029
Deferred income taxes	397,140	362,942
Total liabilities	4,460,163	2,785,943
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value;	1,735	1,717
Additional paid-in capital	1,646,468	1,627,816
Treasury stock, at cost	(491,717)	(374,721)
Accumulated other comprehensive loss	(400,907)	(321,690)
Retained earnings	2,737,887	2,347,838
Total Darling's stockholders' equity	3,493,466	3,280,960
Noncontrolling interests	73,057	66,825
Total Stockholders' equity	3,566,523	3,347,785
	$8,026,686	$6,133,728

News Release Aug. 9, 2022 Page 5

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three-Month and Six-Month Periods Ended July 2, 2022 and July 3, 2021
(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	July 2,	July 3,	Favorable	July 2,	July 3,	Favorable
	2022	2021	(Unfavorable)	2022	2021	(Unfavorable)
Net sales	$1,650,188	$1,198,669	$451,519	$3,016,522	$2,245,385	$771,137
Costs and expenses:
Cost of sales and operating expenses	1,231,507	878,073	(353,434)	2,252,084	1,650,857	(601,227)
Gain on sale of assets	(1,055)	(228)	827	(1,444)	(292)	1,152
Selling, general and administrative expenses	107,776	99,132	(8,644)	209,808	196,530	(13,278)
Restructuring and asset impairment charges	8,557	—	(8,557)	8,557	778	(7,779)
Acquisition and integration costs	5,358	—	(5,358)	9,131	—	(9,131)
Depreciation and amortization	93,113	79,222	(13,891)	172,359	157,756	(14,603)
Total costs and expenses	1,445,256	1,056,199	(389,057)	2,650,495	2,005,629	(644,866)
Equity in net income of Diamond Green Diesel	73,680	125,788	(52,108)	145,484	228,013	(82,529)
Operating income	278,612	268,258	10,354	511,511	467,769	43,742
Other expense:
Interest expense	(24,008)	(15,268)	(8,740)	(39,611)	(31,696)	(7,915)
Foreign currency loss	(4,412)	(684)	(3,728)	(5,512)	(1,094)	(4,418)
Other expense, net	(302)	(1,198)	896	(1,044)	(2,357)	1,313
Total other expense	(28,722)	(17,150)	(11,572)	(46,167)	(35,147)	(11,020)
Equity in net income of other unconsolidated subsidiaries	2,272	1,940	332	3,632	2,552	1,080
Income from operations before income taxes	252,162	253,048	(886)	468,976	435,174	33,802
Income tax expense	47,333	54,979	7,646	73,416	83,687	10,271
Net income	204,829	198,069	6,760	395,560	351,487	44,073
Net income attributable to noncontrolling interests	(2,833)	(1,487)	(1,346)	(5,511)	(3,139)	(2,372)
Net income attributable to Darling	$201,996	$196,582	$5,414	$390,049	$348,348	$41,701

Basic income per share:	$1.25	$1.21	$0.04	$2.41	$2.14	$0.27
Diluted income per share:	$1.23	$1.17	$0.06	$2.37	$2.08	$0.29

Number of diluted common shares:	164,745	167,597		164,673	167,673

News Release Aug. 9, 2022 Page 6

Darling Ingredients Inc. and Subsidiaries
Consolidated Statement of Cash Flows
Periods Ended July 2, 2022 and July 3, 2021
(in thousands)

	Six Months Ended
	(Unaudited)
	July 2,	July 3,
Cash flows from operating activities:	2022	2021
Net income	$395,560	$351,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,359	157,756
Gain on sale of assets	(1,444)	(292)
Asset impairment	8,557	138
Deferred taxes	35,674	49,572
Decrease in long-term pension liability	(547)	(622)
Stock-based compensation expense	13,369	14,011
Write-off deferred loan costs	—	598
Deferred loan cost amortization	2,207	2,047
Equity in net income of Diamond Green Diesel and other unconsolidated subsidiaries	(149,116)	(230,565)
Distribution of earnings from Diamond Green Diesel and other unconsolidated subsidiaries	1,631	2,497
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(47,046)	(34,911)
Income taxes refundable/payable	(28,834)	9,116
Inventories and prepaid expenses	(95,199)	(39,992)
Accounts payable and accrued expenses	72,351	2,770
Other	(18,487)	14,327
Net cash provided by operating activities	361,035	297,937
Cash flows from investing activities:
Capital expenditures	(151,478)	(126,094)
Acquisition, net of cash acquired	(1,235,537)	(2,059)
Investment in Diamond Green Diesel	(239,750)	—
Investment in other unconsolidated subsidiaries	—	(4,449)
Gross proceeds from disposal of property, plant and equipment and other assets	2,161	3,064
Payments related to routes and other intangibles	(179)	(347)
Net cash used in investing activities	(1,624,783)	(129,885)
Cash flows from financing activities:
Proceeds from long-term debt	1,663,612	20,679
Payments on long-term debt	(23,600)	(73,393)
Borrowings from revolving credit facility	777,902	207,000
Payments on revolving credit facility	(937,921)	(220,000)
Net cash overdraft financing	12	16,487
Deferred loan costs	(10,707)	—
Issuance of common stock	—	50
Repurchase of common stock	(65,887)	(75,663)
Minimum withholding taxes paid on stock awards	(45,836)	(43,853)
Distributions to noncontrolling interests	—	(2,164)
Net cash provided/(used) in financing activities	1,357,575	(170,857)
Effect of exchange rate changes on cash flows	(16,059)	(997)
Net increase/(decrease) in cash, cash equivalents and restricted cash	77,768	(3,802)
Cash, cash equivalents and restricted cash at beginning of period	69,072	81,720
Cash, cash equivalents and restricted cash at end of period	$146,840	$77,918

News Release Aug. 9, 2022 Page 7

Diamond Green Diesel Joint Venture
Condensed Consolidated Balance Sheets
June 30, 2022 and December 31, 2021
(in thousands)

	June 30,	December 31,
	2022	2021
	(unaudited)
Assets:
Total current assets	$1,065,686	$686,294
Property, plant and equipment, net	3,131,430	2,710,747
Other assets	52,324	51,514
Total assets	$4,249,440	$3,448,555

Liabilities and members' equity:
Total current portion of long term debt	$165,439	$165,092
Total other current liabilities	333,651	295,860
Total long term debt	336,743	344,309
Total other long term liabilities	17,148	17,531
Total members' equity	3,396,459	2,625,763
Total liabilities and members' equity	$4,249,440	$3,448,555

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three-Month and Six-Month Periods Ended June 30, 2022 and June 30, 2021
(in thousands)

	Three Months Ended			Six Months Ended
	(unaudited)		$ Change	(unaudited)		$ Change
	June 30,	June 30,	Favorable	June 30,	June 30,	Favorable
	2022	2021	(Unfavorable)	2022	2021	(Unfavorable)
Revenues:
Operating revenues	$1,455,886	$571,859	$884,027	$2,436,578	$1,003,492	$1,433,086
Expenses:
Total costs and expenses less depreciation, amortization and accretion expense	1,274,665	307,857	(966,808)	2,082,237	523,091	(1,559,146)
Depreciation, amortization and accretion expense	31,317	11,995	(19,322)	57,809	23,682	(34,127)
Total costs and expenses	1,305,982	319,852	(986,130)	2,140,046	546,773	(1,593,273)
Operating income	149,904	252,007	(102,103)	296,532	456,719	(160,187)
Other income	722	353	369	711	411	300
Interest and debt expense, net	(3,266)	(784)	(2,482)	(6,275)	(1,104)	(5,171)
Net income	$147,360	$251,576	$(104,216)	$290,968	$456,026	$(165,058)

News Release Aug. 9, 2022 Page 8

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a complement to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma Adjusted EBITDA
For the Three-Month and Six-Month Periods ended July 2, 2022 and July 3, 2021

	Three Months Ended			Six Months Ended
Adjusted EBITDA	July 2,		July 3,	July 2,		July 3,
(U.S. dollars in thousands)	2022		2021	2022		2021

Net income attributable to Darling	$201,996		$196,582	$390,049		$348,348
Depreciation and amortization	93,113		79,222	172,359		157,756
Interest expense	24,008		15,268	39,611		31,696
Income tax expense	47,333		54,979	73,416		83,687
Restructuring and asset impairment charges	8,557		—	8,557		778
Acquisition and integration costs	5,358		—	9,131		—
Foreign currency loss	4,412		684	5,512		1,094
Other expense, net	302		1,198	1,044		2,357
Equity in net income of Diamond Green Diesel	(73,680)		(125,788)	(145,484)		(228,013)
Equity in net income of other unconsolidated subsidiaries	(2,272)		(1,940)	(3,632)		(2,552)
Net income attributable to other noncontrolling interests	2,833		1,487	5,511		3,139
Adjusted EBITDA (Non-GAAP)	$311,960		$221,692	$556,074		$398,290
Foreign currency exchange impact	15,928	(1)	—	23,155	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$327,888		$221,692	$579,229		$398,290

DGD Joint Venture Adjusted EBITDA (Darling's Share)	$90,611		$132,001	$177,171		$240,201
Darling plus Darling's share of DGD Joint Venture Adjusted EBITDA	$402,571		$353,693	$733,245		$638,491

(1) The average rate assumption used in this calculation was the actual fiscal average rate for the three months ended July 2, 2022 of €1.00:USD$1.06 and CAD$1.00:USD$0.78 as compared to the average rate for the three months ended July 3, 2021 of €1.00:USD$1.21 and CAD$1.00:USD$0.81, respectively.

(2) The average rate assumption used in this calculation was the actual fiscal average rate for the six months ended July 2, 2022 of €1.00:USD$1.09 and CAD$1.00:USD$0.79 as compared to the average rate for the six months ended July 3, 2021 of €1.00:USD$1.20 and CAD$1.00:USD$0.80, respectively.

News Release Aug. 9, 2022 Page 9

About Darling
Darling Ingredients Inc. (NYSE: DAR) is the largest publicly traded company turning edible by-products and food waste into sustainable products and a leading producer of renewable energy. Recognized as a sustainability leader, the company operates more than 250 plants in 17 countries and repurposes approximately 15% of the world's meat industry waste streams into value-added products, such as green energy, renewable diesel, collagen, fertilizer, animal proteins and meals and pet food ingredients. To learn more, visit darlingii.com and follow us on LinkedIn.

Darling Ingredients Inc. will host a conference call to discuss the Company’s second quarter 2022 financial results at 9 am Eastern Time (8 am Central Time) on Wednesday, Aug. 10, 2022.

Due to historically high call volume, the company is offering participants the opportunity to register in advance for the conference through the following link: https://dpregister.com/sreg/10169154/f3a6e5cbb6.
Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them immediate access to the call on Aug. 10, 2022.

To listen to the conference call, participants calling from within North America should dial 1-844-868-8847; international participants should dial 1-412-317-6593. Please asked to be joined to the Darling Ingredients call. Please call approximately ten minutes before the start of the call to ensure that you are connected.

The call will also be available as a live audio webcast that can be accessed on the Company website at
http://ir.darlingii.com. Beginning one hour after its completion, a replay of the call can be accessed through Aug. 17, 2022, by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada) and 1-412-317-0088 (international callers). The access code for the replay is 8664057. The conference call will also be archived on the Company’s website.

Use of Non-GAAP Financial Measures:

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP. The Company evaluates the impact of foreign currency on its adjusted EBITDA. DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP).

As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at July 2, 2022. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

News Release Aug. 9, 2022 Page 10

Information reconciling forward-looking combined adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of combined adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company provides a range for its combined adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the combined adjusted EBITDA calculation.

News Release Aug. 9, 2022 Page 11

Cautionary Statements Regarding Forward-Looking Information:
{This media release contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “combined adjusted EBITDA guidance” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas(“GHG”) emissions that adversely affect programs like the U.S. government’s renewable fuel standard, low carbon fuel standards (“LCFS”) and tax credits for biofuels both in the United States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), Highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere, such as the outbreak of African Swine Fever (“ASF”) in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the current COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE, ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions and issues relating to the announced expansion project; risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections imposed by foreign countries; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war; uncertainty regarding the exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward looking statements included in this release or negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.}